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                                                                    Exhibit 99.4



                                BOARD RESOLUTIONS
                                       OF
                       ANCOR COMMUNICATIONS, INCORPORATED
                                       RE
                              EXCISE TAX PROCEDURES


         RESOLVED, that if, as a result of the Merger, any benefit shown on any schedule to the Merger Agreement, including but not limited to stock options, from the Company or any of its affiliates to any employee (the "Benefits") will be subject to any excise tax ("Excise Tax") imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), the Company shall pay to the employee an amount (the "Gross-Up Payment") such that the net amount of the Gross-Up Payment retained by the employee, after deduction of any federal, state and local income tax and Excise Tax upon the Gross-Up Payments, shall equal the Excise Tax. The determination of whether any benefit will be subject to the Excise Tax and the amount of such Excise Tax shall be made by the Company's independent auditors. For purposes of determining the amount of the Gross-Up Payment, the employee shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and applicable state and local income taxes at the highest marginal rate of taxation, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

         FURTHER RESOLVED, that the Benefits provided for herein shall be made not later than the day preceding the date on which all or any portion of the Excise Tax is due; provided, however, that if the amounts of such Benefits cannot be finally determined on or before such day, the Company shall pay to the employee on such day an estimate, as determined in good faith by the Company, of the amount of such Benefits to which the employee is clearly entitled. In the event that the amount of the estimated Benefits exceed the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to the employee, payable on the fifth business day after demand by the Company (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code). At the time that Benefits are made under these resolutions, the Company shall provide the employee with a written statement setting forth the manner in which such Benefits were calculated and the basis for such calculations and shall, upon reasonable request, provide employee with any opinions or other advice the Company has received from outside counsel, auditors or consultants (and any such opinions or advice which are in writing shall be attached to the statement). The Company shall make such withholdings as are advised by its independent auditors.

         FURTHER, RESOLVED, that notwithstanding the above, the amount of the Benefits shall not exceed the amount calculated by assuming that the fair market value of the Company's Common Stock was the lower of (i) $60 per share, or (ii) the closing sale price of the Company's Common Stock as reported on the Nasdaq National Market on the measuring date for purposes of determining the Excise Tax.

         FURTHER, RESOLVED, that notwithstanding the above, in the event that either the Company or QLogic is notified by their respective independent auditors that the Merger cannot be accounted for as a "pooling of interests" as a result of anything set forth in these resolutions and

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those resolutions cannot be modified in a commercially reasonable manner to allow the Merger to be accounted for as a "pooling of interests" then, without any further action by this Board of Directors, these resolutions shall be deemed rescinded and shall be of no further force or effect.

         FURTHER, RESOLVED, none of these resolutions shall be amended, modified, changed, delayed or rescinded (other than a provided in the immediately preceding resolutions) by this Board of Directors, nor shall the Board of Directors adopt any resolutions contrary to the foregoing resolutions or authorize or direct any officer of the Company to take any action contrary to the intent hereof, without the prior written consent of QLogic.


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